Exhibit 10.2

EXECUTION VERSION

JOINDER TO CREDIT AGREEMENT

This Joinder (this “Joinder”) to that certain Credit Agreement (as defined herein) is made as of November 3, 2016, by RACKSPACE HOSTING, INC., a Delaware corporation (the “Surviving Borrower”).

W I T N E S S E T H:

A.    Reference is made to that certain First Lien Credit Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among Inception Parent, Inc., a Delaware corporation (“Holdings”), Inception Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Lenders party thereto from time to time and Citibank, N.A., as administrative agent for the Lenders. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.    The Surviving Borrower has become on the date hereof a successor by merger to Merger Sub.

C.    The Surviving Borrower desires to become a party to, and bound by the terms of, the Credit Agreement and the other Loan Documents as the Borrower thereunder.

NOW, THEREFORE, the Surviving Borrower hereby agrees as follows:

1.

Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the Surviving Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and hereby:

a.	joins in the execution of, and becomes a party to, the Credit Agreement as the Borrower thereunder, as indicated by its signature below;

b.

covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of the Borrower under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if the Surviving Borrower was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as the Borrower therein; and

c.	assumes and agrees to perform all applicable duties and Obligations of the Borrower under the Credit Agreement and the other Loan Documents.

2.

Representations and Warranties. The Surviving Borrower hereby makes as of the date hereof all representations, warranties and other statements of the Borrower under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if the Surviving Borrower was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as the Borrower therein.

3.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled:

a.	This Joinder shall have been duly executed and delivered by the Surviving Borrower.

b.	The Merger shall have been consummated.

4.	Miscellaneous.

a.	Delivery by telecopier or by electronic .pdf copy of an executed signature page to this Joinder shall be effective as execution and delivery of this Joinder.

b.

Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

c.

THIS JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

SURVIVING BORROWER:

RACKSPACE HOSTING, INC.

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President